Exhibit 10.6
AMENDMENT NO. 15
TO THE
ENSCO SAVINGS PLAN
(As Revised and Restated Effective January 1, 1997)
     THIS AMENDMENT NO. 15, executed this third day of November, 2009, and effective as of the dates specified herein, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”).
W I T N E S S E T H:
     WHEREAS, the Company revised and restated the ENSCO Savings Plan (the “Plan”), effective January 1, 1997, except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the Plan, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of “annual compensation” used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Internal Revenue Code of 1986, as amended (the “Code”), as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;
     WHEREAS, the Company adopted Amendment No. 1 to the revised and restated Plan, effective January 1, 2002, to reflect the proposed Treasury regulations (the “Proposed Regulations”) issued under Section 401(a)(9) of Code;
     WHEREAS, the Company adopted Amendment No. 2 to the revised and restated Plan, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;
     WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the Plan which have been clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
     WHEREAS, the Proposed Regulations for which the revised and restated Plan was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the Plan (the “Final Required Minimum Distribution Regulations”);

     WHEREAS, the Company acquired Chiles Offshore Inc. (“Chiles”), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. (“Chore”), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the “Chiles 401(k) Plan”);
     WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;
     WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;
     WHEREAS, the Company adopted Amendment No. 3 to the revised and restated Plan, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the Plan to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the Plan consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the “Date of Participation”) by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the Plan once every six months after he has attained 59 1/2;

     WHEREAS, the Company adopted Amendment No. 4 to the revised and restated Plan to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the Plan to conform the terms of Section 1.16 of the Plan to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;
     WHEREAS, the Company adopted Amendment No. 5 to the revised and restated Plan to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;
     WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision becomes effective to the Plan for distributions on or after March 28, 2005;
     WHEREAS, the Company adopted Amendment No. 6 to the revised and restated Plan (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;
     WHEREAS, the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;
     WHEREAS, the Company adopted Amendment No. 7 to the revised and restated Plan, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
     WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;
     WHEREAS, the Company adopted Amendment No. 8 to the revised and restated Plan to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;
     WHEREAS, the Company adopted Amendment No. 9 to the revised and restated Plan, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

     WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the “Final 401(k)/401(m) Regulations”);
     WHEREAS, the Company adopted Amendment No. 10 to the revised and restated Plan (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;
     WHEREAS, the Company adopted Amendment No. 11 to the revised and restated Plan, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the Plan;
     WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans’ participants providing certain specific information;
     WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the “Qualified Default Investment Alternatives Regulations”);
     WHEREAS, the Company adopted Amendment No. 12 to the revised and restated Plan, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the Plan to provide a limitation on the portion of a participant’s individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the Plan to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the Plan to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the Plan to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the Plan to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or re-employment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;
     WHEREAS, the Company adopted Amendment No. 13 to the revised and restated Plan, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the Plan available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the Plan to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the Plan to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the Plan to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 along with such profit sharing contributions) that may be made to the Plan under Section 3.3 for any plan year beginning on or after January 1, 2008;
     WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the “Final 415 Regulations”);
     WHEREAS, the Company adopted Amendment No. 14 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Article VIII of the Plan to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the Plan to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant’s individual account that may be invested in Fund 5; and
     WHEREAS, the Company now desires to adopt this Amendment No. 15 to the revised and restated Plan, to (i) amend, effective January 1, 2008, Section 4.1 of the Plan to reflect the change made to the Code by the provisions of the Worker, Retiree, and Employer Recovery Act of 2008 which provide that the correction of excess elective deferrals by distribution for taxable years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the taxable year through the date prior to the date of distribution, (ii) amend Sections 4.3 and 5.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which provide that the correction of excess salary reduction contributions and excess matching contributions by distribution for plan years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the plan year through the date prior to the date of distribution, and (iii) amend, effective for distributions after December 31, 2006, Section 15.2 of the Plan, as amended, to reflect the provisions of the Pension Protection Act of 2006 which specify the content and timing requirements for notices required to be provided to participants regarding their distribution election rights under the Plan;
     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 15 to the Plan:

     1. The second paragraph of Section 4.1 of the Plan is hereby amended and replaced, effective January 1, 2008, by the following three paragraphs to read as follows:
     If the Salary Reduction Contributions made pursuant to Section 3.1(a) on behalf of a Participant for a taxable year exceed the Annual Deferral Limitation for that year, the amount of such excess shall be referred to as “Excess Elective Deferrals.” Excess Elective Deferrals (adjusted for the income or loss attributable to such excess amount) shall be distributed to the Participant not later than the April 15 immediately following the taxable year of the Participant for which the Excess Elective Deferrals were made to the Plan. The Administrator shall reduce the amount of the Excess Elective Deferrals for a taxable year distributable to the Participant under this Section 4.1 by the amount of Excess Salary Reduction Contributions (as determined under Section 4.3), if any, previously distributed to the Participant for the Year beginning in that taxable year.
     For taxable years beginning after December 31, 2005, the Administrator shall determine the net income or net loss to adjust Excess Elective Deferrals up to the date of distribution in the manner described in this paragraph. The income or loss allocable to Excess Elective Deferrals shall be equal to the sum of (i) the income or loss allocable to the Participant’s 401(k) Account for the taxable year multiplied by a fraction, the numerator of which shall be the amount of the Participant’s Excess Elective Deferrals for the taxable year under this Section 4.1 and the denominator of which shall be the balance of his 401(k) Account without regard to any income or loss occurring during the taxable year and (ii) ten percent of the amount determined under clause (i) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution of the Excess Elective Deferrals, counting the month of distribution of the Excess Elective Deferrals if the distribution occurs after the 15th of such month. The Administrator may, in its discretion, determine to use any other reasonable method for computing the income or loss attributable to Excess Elective Deferrals, provided that the method (i) does not violate Section 401(a)(4) of the Code, (ii) is used consistently for all Participants and for all corrective distributions under the Plan for the taxable year, and (iii) is used by the Plan for allocating income or loss to Participants’ Individual Accounts. In adjusting a Participant’s Excess Elective Deferrals for the income or loss attributable to such Excess Elective Deferrals made in taxable years after December 31, 2007, the income or loss for the “gap period” shall not be considered.
     For taxable years beginning before January 1, 2006, the Administrator shall determine the net income or net loss in the same manner as described in Section 4.3 for Excess Salary Reduction Contributions, except the numerator of the allocation fraction shall be the amount of the Participant’s Excess Elective Deferrals for the taxable year under this Section 4.1 and the denominator of the allocation fraction shall be the balance of the Participant’s 401(k) Account attributable to Salary Reduction Contributions as of the end of the taxable year [without regard to the net income or net loss for the taxable year on that portion of the Participant’s 401(k) Account]; provided, however, if there is a loss attributable to such excess amount, the amount of the distribution adjusted for such loss shall be limited to an amount which does not exceed the lesser of (i) the balance of the Participant’s 401(k) Account or (ii) the Salary Reduction Contributions made on behalf of the Participant for that taxable year. In adjusting a Participant’s Excess Elective Deferrals for the income or loss attributable to such Excess Elective Deferrals, the income or loss attributable to such excess deferrals for the “gap period” shall not be considered.
     2. The third and fourth paragraphs of Section 4.3 of the Plan, as amended, are hereby amended and replaced, effective January 1, 2008, by the following three paragraphs to read as follows:
     Except as determined otherwise by the Administrator pursuant to this paragraph, the income or loss attributable to the portion of the Excess Salary Reduction Contributions for any Year beginning after December 31, 2005 that are to be distributed to a Highly Compensated Employee hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant’s 401(k) Account for the Year by a fraction, the numerator of which is the portion of the Excess Salary Reduction Contributions for the Year that are to be distributed to that Participant and the denominator of which is the sum of the balance of the Participant’s 401(k) Account as of the first day of the Year and any Salary Reduction Contributions allocated to the Participant’s 401(k) Account for that Year. The Administrator may, in its discretion, determine to use any other reasonable method for computing the income or loss attributable to Excess Salary Reduction Contributions, provided that the method (i) does not violate Section 401(a)(4) of the Code, (ii) is used consistently for all Participants and for all corrective distributions under the Plan for the Year, and (iii) is used by the Plan for allocating income or loss to Participants’ Individual Accounts. The Plan shall not be considered to fail to use a reasonable method for computing the income or loss attributable to Excess Salary Reduction Contributions merely because the income or loss attributable to Excess Salary Reduction Contributions is determined on a date that is no more than seven days before the date of distribution of such Excess Salary Reduction Contributions.
     In adjusting a Participant’s Excess Salary Reduction Contributions for the income or loss attributable to such Excess Salary Reduction Contributions for the Years beginning January 1, 2006 and January 1, 2007, the income or loss attributable to such excess contributions for the “gap period” shall be considered. For purposes of this Section 4.3, “gap period” shall mean the period beginning with the first day of the Year next following the Year for which the Excess Salary Reduction Contributions were made on behalf of the Participant and ending on the date of distribution of such Excess Salary Reduction Contributions. The Administrator may, in its discretion, determine to use the safe harbor method to determine income or loss attributable to Excess Salary Reduction Contributions for the gap period under which the income or loss attributable to Excess Salary Reduction Contributions for the gap period shall be equal to ten percent of the income or loss attributable to Excess Salary Reduction Contributions for the Year that would be determined under the immediately preceding paragraph, multiplied by the number of calendar months that have elapsed since the end of that Year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the 15th day of a month shall be treated as made on the last day of the preceding month and a corrective distribution that is made after the 15th day of a month shall be treated as made on the last day of that month. The Administrator may, however, in its discretion determine the income or loss attributable to Excess Salary Reduction Contributions for the aggregate of the Year for which the Excess Salary Reduction Contributions were made and the gap period following that Year, by applying the standard method described in the immediately preceding paragraph to this aggregate period, which shall be accomplished by

(i) substituting the income or loss for that Year and that gap period for the income or loss for that Year, and (ii) substituting the amounts taken into account under the Actual Deferral Percentage test for that Year and that gap period in determining the fraction that is multiplied by that income or loss.
     For Years beginning before January 1, 2006, the income or loss attributable to the portion of the Excess Salary Reduction Contributions that are to be distributed to a Highly Compensated Employee hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant’s 401(k) Account for the Year by a fraction, the numerator of which is the portion of the Excess Salary Reduction Contributions for the Year that are to be distributed to that Participant and the denominator of which is the balance of his 401(k) Account on the last day of the Year after adjustment as of such date under Section 7.2. In adjusting a Participant’s Excess Salary Reduction Contributions for the income or loss attributable to such excess contributions, the income or loss attributable to such excess contributions for the “gap period” as defined in this Section 4.3 shall not be considered.
     3. The third and fourth paragraphs of Section 5.2 of the Plan, as amended, are hereby amended and replaced, effective January 1, 2008, by the following three paragraphs to read as follows:
     Except as determined otherwise by the Administrator pursuant to this paragraph, the income or loss attributable to the portion of the Excess Matching Contributions for any Year beginning after December 31, 2005 that are to be distributed to a Highly Compensated Employee or forfeited from his Employer Account hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant’s Employer Account for the Year by a fraction, the numerator of which is the portion of the Excess Matching Contributions for the Year that are to be distributed to that Participant or forfeited from his Employer Account and the denominator of which is the sum of the balance of the Participant’s Employer Account as of the first day of the Year and any Matching Contributions allocated to the Participant’s Employer Account for that Year. The Administrator may, in its discretion, determine to use any other reasonable method for computing the income or loss attributable to Excess Matching Contributions, provided that the method (i) does not violate Section 401(a)(4) of the Code, (ii) is used consistently for all Participants and for all corrective distributions and forfeitures under the Plan for the Year, and (iii) is used by the Plan for allocating income or loss to Participants’ Individual Accounts. The Plan shall not be considered to fail to use a reasonable method for computing the income or loss attributable to Excess Matching Contributions merely because the income or loss attributable to Excess Matching Contributions is determined on a date that is no more than seven days before the date of distribution or forfeiture of such Excess Matching Contributions.
     In adjusting a Participant’s Excess Matching Contributions for the income or loss attributable to such Excess Matching Contributions for the Years beginning January 1, 2006 and January 1, 2007, the income or loss attributable to such excess contributions for the “gap period” shall be considered. For purposes of this Section 5.2, “gap period” shall mean the period beginning with the first day of the Year next following the Year for which the Excess Matching Contributions were made on behalf of the Participant and ending on the date of distribution or forfeiture of such Excess Matching Contributions. The Administrator may, in its discretion, determine to use the safe harbor method to determine income or loss attributable to Excess Matching Contributions for the gap period under which the income or loss attributable to Excess Matching Contributions for the gap period shall be equal to ten percent of the income or loss attributable to Excess Matching Contributions for the Year that would be determined under the immediately preceding paragraph, multiplied by the number of calendar months that have elapsed since the end of that Year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution or forfeiture that is made on or before the 15th day of a month shall be treated as made on the last day of the preceding month and a corrective distribution or forfeiture that is made after the 15th day of a month shall be treated as made on the last day of that month. The Administrator may, however, in its discretion determine the income or loss attributable to Excess Matching Contributions for the aggregate of the Year for which the Excess Matching Contributions were made and the gap period following that Year, by applying the standard method described in the immediately preceding paragraph to this aggregate period, which shall be accomplished by (i) substituting the income or loss for that Year and that gap period for the income or loss for that Year, and (ii) substituting the amounts taken into account under the Contribution Percentage test for that Year and that gap period in determining the fraction that is multiplied by that income or loss.
     For Years beginning before January 1, 2006, the income or loss attributable to the portion of the Excess Matching Contributions for a Year that are to be distributed to a Highly Compensated Employee or forfeited from his Employer Account hereunder shall be determined by multiplying the amount of the income or loss allocable to the Participant’s Employer Account for the Year by a fraction, the numerator of which is the portion of the Excess Matching Contributions for the Year that are to be distributed to that Participant or forfeited from his Employer Account and the denominator of which is the balance of the Participant’s Employer Account on the last day of the Year after adjustment as of such date under Section 9.2. In adjusting a Participant’s Excess Matching Contributions for the income or loss attributable to such excess contributions, the income or loss attributable to such excess contributions for the “gap period” as defined in this Section 5.2 shall not be considered.
     4. Section 15.2 of the Plan, as amended, is hereby amended, effective January 1, 2007, by adding the following sentences to the end thereof to read as follows:
Effective for any Notice required by this Section 15.2 to be provided after December 31, 2006 by the Administrator to any Participant or Former Participant of the right to defer any distribution until his Required Beginning Date, such Notice must also notify the Participant or Former Participant of the consequences of failing to defer such receipt. Effective January 1, 2007, the 90-day period specified in this Section 15.2 shall automatically be revised to 180 days.

     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 15 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ Cary A. Moomjian, Jr.
Name: Cary A. Moomjian, Jr.
Title: Vice President